Exhibit 99.1

Commerce Bancshares Announces Pricing of Depositary Share Offering Representing Interests in $150 Million of Preferred Stock and Entry Into Accelerated Share Repurchase Agreement

KANSAS CITY, June 12 , 2014 – Commerce Bancshares, Inc. (NASDAQ: CBSH) (“Commerce”) today announced the pricing of a public offering of 6,000,000 depositary shares, each representing a 1/1000th interest in its 6.00% Series B non-cumulative perpetual preferred stock, which qualifies as Tier 1 capital. Purchasers of depositary shares will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). The Series B preferred stock has a liquidation preference of $25,000 per share (equivalent to $25.00 per depositary share), or $150 million in the aggregate. The offering is expected to close on June 19, 2014, subject to customary closing conditions.

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as joint-book running managers for the offering.

Commerce intends to use the net proceeds from the offering and other available liquidity to repurchase $200 million of shares of its common stock pursuant to an accelerated share repurchase (“ASR”) agreement it has entered into today with Morgan Stanley. Under the terms of the ASR agreement, Commerce will pay $200 million to Morgan Stanley on June 19, 2014 and in exchange will receive shares of its common stock, with the substantial majority of shares expected to be delivered on June 19, 2014 and any additional shares expected to be delivered upon completion of the program, expected to be within the next twelve months. The total number of shares that Commerce will receive and the total consideration paid ultimately will be determined based on the volume-weighted daily average price of its common stock during the repurchase program. The Company also increased the number of shares under its stock buyback program to 5,000,000 shares to accommodate this program.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Commerce has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the prospectus supplement and base prospectus in that registration statement and other documents Commerce has filed or will file with the SEC for more complete information about Commerce and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained by contacting Morgan Stanley & Co. LLC (Attention: Prospectus Department, 180 Varick Street, New York, NY 10014,

or by email at prospectus@morganstanley.com); Merrill Lynch, Pierce, Fenner & Smith Incorporated (Attention: Prospectus Department, 222 Broadway, New York, NY 10038, or by e-mail at dg.prospectus_requests@baml.com); or J.P. Morgan Securities LLC (Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at +1 (866) 803-9204).

About Commerce Bancshares, Inc.

Commerce Bancshares, Inc. (NASDAQ: CBSH) (“Commerce”) is a $22.8 billion regional bank holding company, as of March 31, 2014. For almost 150 years, Commerce has been meeting the financial services needs of individuals and businesses through its subsidiary, Commerce Bank. Commerce Bank provides a diversified line of financial services, including business and personal banking, wealth management, financial planning, and investments through its affiliated companies. Commerce operates in approximately 360 retail locations in the Central United States and has a nationwide presence in the commercial payments industry. Commerce also has operating subsidiaries involved in mortgage banking, leasing, credit-related insurance, private equity and real estate activities. For additional information, please visit www.commercebank.com

Forward-Looking Statements and Factors that Could Affect Future Results

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact should be considered to be forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will be” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Forward looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. Actual results may vary materially and adversely from those anticipated in the forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include the factors described in our Annual Report on Form 10-K for the year ended December 31, 2013. In addition, other factors not identified could also have such an effect. We cannot give you any assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this press release you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

Molly Hyland

Manager, Public Relations, Investor Relations, Government Relations

314-746-3657

molly.hyland@commercebank.com